Exhibit 10.1

FIRST AMENDMENT TO UNSECURED CONVERTIBLE PROMISSORY NOTE

This FIRST AMENDMENT TO UNSECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”), is effective as of the 15th day of June 2017; (the “Effective Date”) and entered into by and among Aura Systems, Inc., a Delaware corporation (the “Company”), and the Survivor’s Trust Under the Warren L. BreSlow Trust (the “Holder”), with reference to that certain Unsecured Convertible Promissory Note dated January 24, 2017 (as amended, the “Original Note”) issued in connection with that certain Debt Refinancing Agreement also dated January 24, 2017 (as amended, the “Original Refinancing Agreement”) by and among the Company and the Holder. Capitalized terms not defined herein that are defined in the Original Note and/or the Original Refinancing Agreement shall have the meaning ascribed to them therein.

WHEREAS, on or about January 24, 2017 the Company and the Holder entered into that certain Original Note; and

WHEREAS, the parties desire to further amend the Original Note as set forth herein; and.

WHEREAS, pursuant to Section 13.2 of the Original Note, amendments thereto may be made byan instrument in writing signed by the Company and the Holder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Holder hereby agree that the Original Note is, as of and at the Effective Date, amended as follows:

1.           Amendments to Section 2.1. Section 2.1 of the Original Note is hereby amended to read in its entirety as follows:

2.1.       Base Interest During the period commencing upon the Issuance Date and continuing through the sooner of (i) January 15, 2018 or (ii) the fifth (5th) Business Day following a Shareholder Meeting (as defined in the Refinancing Agreement) (the “Initial Interest Period”) the Company shall pay interest on the unpaid New Principal balance of, and accrued and unpaid interest on, this Note at a rate per annum equal to zero percent (0.00%) (the “Interest Rate”). Upon expiration of the Initial Interest Period, the Interest Rate will automatically increase to five percent (5.00%) per annum.

[signature page to follow]

IN WITNESS WHEREOF, the Holder and the Company have each caused this First Amendment to be duly executed as of the Effective Date set forth above.

COMPANY:

AURA SYSTEMS, INC.

By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

HOLDER:

SURVIVOR’S TRUST UNDER THE WARREN L. BRESLOW TRUST.

By:	/s/ Warren L. Breslow
Warren L. Breslow, Trustee